UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Century Casinos, Inc. (the “Company”) with the Securities and Exchange Commission on May 6, 2013 (the “Original Form 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the decision of the Board of Directors of the Company (the “Board”) regarding how frequently the Company will conduct a non-binding advisory vote on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2013 annual meeting of securityholders of the Company held on May 6, 2013 (the “Annual Meeting”), a proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote by security holders on the compensation of the Company’s named executive officers should be held once every one, two or three years was approved for one year.

After considering the preference expressed at the Annual Meeting and on the recommendation of the Compensation Committee of the Board, the Board has determined that the Company will hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at the Company’s 2014 annual meeting of securityholders. As required by the Securities Exchange Act of 1934, the Company will hold another vote on the frequency of the vote regarding the Company’s executive compensation no later than its 2019 annual meeting of securityholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: August 9, 2013	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer